Exhibit 99

[SPRINT LOGO]                                                    [NEXTEL LOGO]


For immediate release

Sprint Media Contacts:                         Nextel Media Contact:
Nick Sweers, 913-794-3460                      Audrey Schaefer, 240-876-1588
Nicholas.Sweers@mail.sprint.com                media.relations@nextel.com

Bill White, 913-794-1099                       Russell Wilkerson, 703 -932-5950
Bill.White@mail.sprint.com                     media.relations@nextel.com

Sprint Investor Contact:                       Nextel Investor Contact:
Kurt Fawkes, 913-794-1126                      Paul Blalock, 703-433-4300
Investorrelations.sprintcom@mail.sprint.com    Paul.Blalock@nextel.com


                SPRINT AND NEXTEL TO COMBINE IN MERGER OF EQUALS

   - New company will have superior growth profile, unmatched asset mix, strong margins and highly valuable wireless customer base -

           - Will have both national wireless and global IP networks;
      be competitively well positioned to meet growing demand for bundled and integrated communications solutions -

              - Unprecedented opportunity to deliver true IP-based
                        wireless multi-media services -

      - Sprint's local telecommunications business expected to be spun off to shareholders of the new company -


OVERLAND PARK, Kan., and RESTON, Va. -- December 15, 2004 -- Sprint (NYSE: FON) and Nextel Communications, Inc. (NASDAQ: NXTL) today announced that their boards of directors have unanimously approved a definitive agreement for a merger of equals. The combination will create America's premier communications company -- a leading wireless carrier augmented by a global IP network that will offer consumer, business and government customers compelling new broadband wireless and integrated communications services. The new company, which will be called Sprint Nextel, also intends to spin off to its shareholders Sprint's local telecommunications business following the merger.

Sprint and Nextel currently have a combined total equity value of approximately $70 billion and serve more than 35 million wireless subscribers on their networks and 5 million additional subscribers through affiliates and partners. The two companies, along with their affiliates and partners, operate networks that directly cover nearly 262 million people, more of the U.S. population than any other carrier.



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[SPRINT LOGO]                                                    [NEXTEL LOGO]


The new company will have a balanced mix of consumer, business and government customers, as well as a strong spectrum position. Sprint Nextel will be well positioned in the fastest-growing areas of the telecommunications industry, including mobile data and push-to-talk services, where Sprint and Nextel are innovators in technology. With Sprint's global Internet network, the new company will be positioned to provide differentiated communications solutions through integrated applications for business and government and new broadband wireless services for consumers.

Sprint Nextel is expected to have the highest average revenue per user (ARPU) in the wireless industry and to be positioned to lead the industry in sustainable revenue growth. Total pro forma revenues for the four quarters ended September 30 for Sprint Nextel were approximately $40 billion, which includes approximately $6 billion in revenues generated by the local telecommunications business.

Sprint and Nextel are being valued equally in the merger and their shareholders will each own approximately 50 percent of the new company after the merger. Existing Sprint shares will remain outstanding and each Nextel common share will be converted into new company shares and a small per share amount of cash, with a total value equal to 1.3 shares of Sprint Nextel common stock. The exact stock/cash allocation will be determined at closing of the merger in order to facilitate the spin-off of the local telecommunications business on a tax-free basis. The aggregate amount of the cash payment will not exceed $2.8 billion. If the stock/cash allocation was calculated today, it is estimated that Nextel shareholders would receive about 1.28 Sprint Nextel shares and about $0.50 in cash for each Nextel share.

A highly experienced management team will lead the new company. Gary D. Forsee, currently chairman and chief executive officer of Sprint, will become president and chief executive officer of Sprint Nextel. Timothy M. Donahue, currently president and chief executive officer of Nextel, will become chairman of the new company. Together they have a proven track record of leadership and nearly six decades of industry experience. Len Lauer, currently president and chief operating officer of Sprint, will serve as chief operating officer of the new company, and Paul Saleh, currently Nextel's executive vice president and chief financial officer, will serve as chief financial officer of Sprint Nextel. Tom Kelly, executive vice president and chief operating officer at Nextel, will become the new company's chief strategy officer. Barry J. West, Nextel's executive vice president and chief technology officer, will serve as its chief technology officer. Leading the transition teams and serving as co-chief transition officers will be Steve Nielsen, senior vice president - finance at Sprint, and Richard Orchard, Nextel's senior vice president and chief service officer.

The Sprint Nextel Board will consist of 12 directors, six from each company, including two co-lead independent directors, one from Sprint and one from Nextel.

Sprint Nextel will have its executive headquarters in Reston, Va., and its operational headquarters in Overland Park, Kan. The new company's common stock will be listed on the New York Stock Exchange. The merger is expected to close in the second half of


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[SPRINT LOGO]                                                    [NEXTEL LOGO]


2005 and is subject to shareholder and regulatory approvals, as well as other customary closing conditions.

"This merger positions Sprint Nextel for greater success than either company could have achieved alone," said Gary Forsee. "The combination of Sprint and Nextel builds strength on strength. It will be a dynamic next-generation communications company, the provider of choice for businesses, government and consumers, and the only U.S. primarily wireless investment opportunity. Nextel is recognized as a leader in profitability, customer loyalty, revenue per customer, push to talk and marketing to businesses and government. Sprint excels in the consumer business and in providing advanced wireless data services and global IP voice and data networks. Together, we will be positioned to provide the high-value, integrated communications solutions customers increasingly demand."

"We are confident that Sprint Nextel will generate efficiencies that will benefit customers, shareholders and employees. The new company will capitalize on its leadership position in key growth areas, unmatched asset mix, clear technology migration path, brand strength, innovative products and services and talented employees," said Tim Donahue. "We share compatible cultures built on traditions of innovation and competitiveness. We will have the resources to develop and deploy compelling, differentiated services by unleashing the combined strengths of the two companies, each of which is recognized as a product and network innovator. This is a pro-competitive combination that will provide customer choice and create exciting new opportunities for all of our constituencies."

Overview of Synergies
The combined Sprint Nextel is expected to deliver operating cost and capital investment synergies with an estimated net present value of more than $12 billion. These synergies will be derived primarily from:

o Saving network operating expenses by reducing the number of cell sites and switches.
o Reducing overall capital expenditures by extending the advantages of Sprint's current deployment of next-generation EV-DO technology to the combined customer base, including migration of Nextel's push to talk services to CDMA.
o Migrating Nextel backhaul and other telecommunications traffic to Sprint's long haul infrastructure.
o Optimizing customer care, billing and IT costs by consolidating operations, infrastructure support costs and overhead while maintaining high quality services.
o    Reducing combined sales and marketing costs.
o    Lowering overall general and administrative costs.
o Reducing network capital expense after the merger by building a true IP-based multimedia network.


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[SPRINT LOGO]                                                    [NEXTEL LOGO]


In addition to scale efficiencies, customers and shareholders are expected to benefit from revenue synergies derived from extending the scope of existing and future services to a larger customer base.

Robust Network Capabilities
Sprint Nextel will have a clear technology migration path and valuable and extensive network and spectrum assets. The new company will have robust wireless network capabilities, including Nextel's current nationwide 800MHz/iDEN network, Sprint's national 1.9GHz/CDMA network and Sprint's nationwide deployment of wireless EV-DO. Sprint Nextel's plans include migrating over time Nextel services, including push to talk service, to Sprint's CDMA EV-DO network. Sprint Nextel will have the capability to deploy new services on the two companies' 2.5GHz combined spectrum holdings that together cover 85 percent of the households in the top 100 markets. Sprint Nextel will also utilize Sprint's nationwide fiber optic wireline network which extends to 60 metropolitan networks and 37 international fiber points of presence. These combined capabilities are expected to make Sprint Nextel a key partner for the largest content providers, systems integrators, mobile virtual network operators and other new telecommunications entrants to jointly offer the full portfolio of consumer services - voice, data, video, wireline, and wireless - and customized enterprise applications and integrated solutions for business.

Customer Benefits
Sprint Nextel's anticipated deployment of new innovative products will provide additional choices for customers and enable the company to vigorously compete in the marketplace.

For customers, this combination will allow Sprint Nextel to:

o Offer digital wireless service in all 50 states, Puerto Rico and the U.S. Virgin Islands. Sprint Nextel and its affiliates and partners cover a total domestic population of 262 million.
o Provide consumers more choice through investments in wireless multi-media, web browsing, messaging, gaming and music on the go.
o Provide robust integrated wireless and IP-based wireline solutions to business.
o    Improve customer service and sales performance through joint capabilities.
o Invest to deploy next-generation wireless data services, bringing new and compelling products to market to benefit consumers and businesses.
o    Cost effectively invest to improve wireless network quality and coverage.

Affiliates and Partners
Through its relationship with independent PCS affiliates, Sprint has expanded its wireless footprint into certain areas of the United States. These Sprint affiliates currently serve more than 3 million subscribers. Sprint expects to engage in discussions with the PCS affiliates regarding those relationships in light of the combination with Nextel in order to achieve a mutually beneficial outcome.


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[SPRINT LOGO]                                                    [NEXTEL LOGO]


The merger may also trigger certain share purchase rights in Nextel's agreement with Nextel Partners Inc., a provider of digital wireless communications services under the Nextel brand name in mid-sized and tertiary U.S. metropolitan areas. Nextel owns about 32 percent of Nextel Partners outstanding stock. The agreement specifies a process that defines the timing for the exercise of those rights by Nextel Partners and for determining a price, which is predicated on fair market value at the time the purchase right triggers, under which Nextel would purchase the Nextel Partners shares it does not own. Sprint Nextel will analyze this at the appropriate time in the context of the merger process. In certain circumstances, the process for determining the purchase price under which Nextel would acquire the Nextel Partners shares would extend for a substantial period of time after completion of the merger.

Spin-Off of Local Telecommunications: A Stronger Future
Following the close of the merger, Sprint Nextel intends to separate Sprint's local telecommunications business, including consumer, business and wholesale operations from its other businesses and then spin this separated company off to the Sprint Nextel shareholders in a transaction that is expected to be tax free. The inclusion of Sprint's North Supply business in the spin-off will be determined at a later date.

The local telecommunications business will have its own management team and board of directors, consisting of an equal number of designees from Sprint and Nextel. The local telecommunications business, which has 7.7 million local access lines in 18 states and had revenues of more than $6 billion over the past four quarters, will be the largest independent local telephone company in the United States. It will have commercial operating relationships with Sprint Nextel for mobile and long-distance network services and will receive certain transitional services, including corporate support functions. Its corporate headquarters will be in Kansas City. Completion of the spin-off is subject to certain conditions, including regulatory approvals. Following the spin-off, its common stock is expected to be listed on the New York Stock Exchange.

"Sprint's local telephone operation has a long history of strong financial performance," Forsee said. "It operates in some of the fastest growing areas in the United States, and has been an innovative leader in the development and sale of bundled service offerings. With its strong management team and employee base, it is well positioned to meet the needs of its customers."

Sprint expects to continue to pay dividends at current levels through the closing of the merger. The spun off local telecommunications business is expected to pay quarterly dividends consistent with its financial prospects. Following the completion of the merger and until completion of the spin-off, it is contemplated that Sprint Nextel will pay a reduced quarterly dividend to shareholders in amounts consistent with the dividends that the spun-off local telecommunications business expects to pay. Following completion of the spin-off, it is anticipated that Sprint Nextel will cease paying dividends.


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[SPRINT LOGO]                                                    [NEXTEL LOGO]


Information  about  Today's  Meeting  and  Conference  Call  for the  Investment
Community

A meeting and conference call to discuss the transaction will be held this morning at 9:00 a.m. EST/8:00 a.m. CST. Gary Forsee and Tim Donahue will make a presentation and take questions at the St. Regis Hotel, 2 East 55 Street, New York. For dial-in access to the meeting call one of: 1-816-650-0895, 1-816-650-0900, 1-866-311-1391, or 1-866-262-9306 with the passcode 34018148.
The call will also be available via webcast, accessible at www.sprint.com or www.nextel.com.


Satellite information for transmission of today's meeting:

Satellite - Galaxy 11
Transponder - 15
Orbital Slot - 91 Degrees West
Downlink Frequency - 12003 Mhz (Horizontal) Audio Subcarriers - 6.2/6.8 Mhz

B-roll footage will also be available immediately preceding and following the transmission of the meeting.

A slide presentation and live audio webcast of the call, as well as other facts and information related to the transaction, will be available and archived at www.sprintnextel.mergerannouncement.com

About Sprint
Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With more than $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States.

About Nextel
Nextel, a FORTUNE 200 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities across the United States. Today 95 percent of FORTUNE 500 companies are Nextel customers. Nextel and Nextel Partners Inc. currently serve 297 of the top 300 U.S. markets where approximately 259 million people live or work.

Advisors
Sprint's financial advisors for the transaction were Lehman Brothers Inc. and Citigroup Global Markets Inc.; its principal legal advisors were Cravath, Swaine & Moore LLP and


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[SPRINT LOGO]                                                    [NEXTEL LOGO]


King & Spalding LLP. Nextel's financial advisors were Goldman Sachs & Co., Lazard Freres & Co. and JP Morgan Securities Inc., and its principal legal advisors were Jones Day and Paul, Weiss, Rifkind, Wharton & Garrison.

Forward Looking Statements
A number of the matters discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of Sprint and Nextel, combined operating and financial data, future technology plans and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the failure to realize capital and operating expense synergies; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of Sprint and Nextel and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Sprint's and Nextel's respective reports filed with the SEC, including each company's annual report on Form 10-K for the year ended December 31, 2003 and quarterly report on Form 10-Q for the quarter ended September 30, 2004 as such reports may have been amended. This press release speaks only as of its date, and Sprint and Nextel each disclaims any duty to update the information herein.

Additional Information and Where to Find It
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SPRINT AND NEXTEL SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT
THE MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of Sprint and shareholders of Nextel. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov, from Sprint Investor Relations at Sprint Corporation - Investor Relations, 6200 Sprint Parkway, Overland Park, Kansas 66251 or call 800-259-3755, Option 1 or from Nextel Investor Relations at Nextel Investor Relations 2001 Edmund Halley Drive, Reston, Virginia 20191 or call 703-433-4300.

Participants In Solicitation
Sprint, Nextel and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Sprint's participants is set forth in the proxy statement dated, March 16, 2004, for Sprint's 2004 annual meeting of shareholders as filed with the SEC on
Schedule 14A. Information concerning Nextel's participants is set forth in the proxy statement, dated April 2, 2004, for Nextel's 2004



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[SPRINT LOGO]                                                    [NEXTEL LOGO]


annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Sprint and Nextel in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.
























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